SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                              (Amendment No. ____)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary  Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Meritage Hospitality Group Inc.
               -------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.   Title of each class of securities to which transaction applies:

2.   Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

4.   Proposed maximum aggregate value of transaction:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)    Amount Previously Paid:
        (2)    Form, Schedule or Registration Statement No.:
        (3)    Filing Party:
        (4)    Date Filed:

                                      1998

                            NOTICE OF ANNUAL MEETING
                               AND PROXY STATEMENT




                                                   MERITAGE

(CORPORATE SYMBOL HERE)                            HOSPITALITY

                                                   GROUP INC.





                        40 Pearl Street, N.W., Suite 900
                          Grand Rapids, Michigan 49503

                         MERITAGE HOSPITALITY GROUP INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 19, 1998


Dear Shareholder:

     We are pleased to invite you to attend our Annual Shareholders' Meeting at the Thomas Edison Inn, 500 Thomas Edison Parkway, Port Huron, Michigan on May 19, 1998 at 10:00 a.m. Eastern time.

     The purposes of this Annual Meeting are:

     1.   to elect seven directors to serve for the next fiscal year;

     2. to approve an amendment to the 1996 Management Equity Incentive Plan increasing the number of Common Shares in the Plan by 250,000; and

     3. to transact such other business as may properly come before the meeting or any adjournment thereof.

     Following the formal meeting, we will review the Company's progress during the last fiscal year and our plans for fiscal 1998, and answer your questions regarding the Company.


                                           Very truly yours,

                                           /s/  Robert E. Schermer, Sr.
                                           ----------------------------------
                                           Robert E. Schermer, Sr.
                                           Chairman of the Board of Directors









Dated:  April 13, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. PROXIES MAY BE REVOKED BY WRITTEN NOTICE OF REVOCATION, THE SUBMISSION OF A LATER PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                         MERITAGE HOSPITALITY GROUP INC.
                        40 Pearl Street, N.W., Suite 900
                          Grand Rapids, Michigan 49503

                            Telephone: (616) 776-2600
               --------------------------------------------------

                           P R O X Y S T A T E M E N T

                         Annual Meeting of Shareholders
                                  May 19, 1998

                                  INTRODUCTION

     The Board of Directors of Meritage Hospitality Group Inc. is requesting your Proxy for use at the Annual Meeting of Shareholders on May 19, 1998 and at any adjournment thereof, pursuant to the foregoing Notice. The approximate mailing date of this Proxy Statement and the accompanying Proxy Card is April 14, 1998.

                            VOTING AT ANNUAL MEETING

GENERAL

     Shareholders may vote in person or by proxy. Proxies given may be revoked at any time by filing with the Company either a written revocation or a duly executed Proxy Card bearing a later date, or by appearing at the Annual Meeting and voting in person. All shares will be voted as specified on each properly executed Proxy Card. If no choice is specified, the shares will be voted as recommended by the Board of Directors "FOR" the nominees for directors named herein, in favor of Item 2, and in the discretion of the named proxies on any other matters voted on at the meeting. Abstentions and shares not voted for any reason, including broker non-votes, will have no effect on the outcome of any vote taken at the Annual Meeting.

     As of March 29, 1998, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, the Company had 4,993,549 Common Shares outstanding. Each share is entitled to one vote. Only shareholders of record at the close of business on March 29, 1998 will be entitled to vote at the Annual Meeting.

PRINCIPAL SHAREHOLDER

     The following person is the only shareholder known by the Company to own beneficially 5% or more of its outstanding Common Shares as of March 29, 1998:

                                Amount and Nature of
Name of Beneficial Owner        Beneficial Ownership            Percent of Class
------------------------        --------------------            ----------------

Christopher B. Hewett                1,646,937                       32.5%

     Mr. Hewett's beneficial ownership includes (i) 31,800 Series A Convertible Preferred Shares which, if converted, would equal 45,429 Common Shares, (ii) options for 30,000 Common Shares which are either vested or exercisable within 60 days, and (iii) 1,551,300 shares held by Meritage Capital Corp. ("MCC") of which Mr. Hewett is the majority shareholder, an executive officer and a director.

     The business address of Mr. Hewett is 40 Pearl Street, N.W., Suite 900, Grand Rapids, Michigan 49503.

ELECTION OF DIRECTORS

     The Company's Bylaws require that the Board of Directors consist of not less than 5 nor more than 15 directors, with the exact number to be established by the Board of Directors. The Board has established the number of directors to be elected at the Annual Meeting at seven.

     The Board is nominating for reelection the following directors: Gary R. Garrabrant, Christopher B. Hewett, David S. Lundeen, Joseph L. Maggini, Jerry L. Ruyan, Robert E. Schermer, Sr., and Robert E. Schermer, Jr.

     Proxies solicited by the Board of Directors will be voted for the election of these nominees. All directors elected at the Annual Meeting will be elected to hold office until the next Annual Meeting. Shareholders are not entitled to cumulate their votes in the election of directors.

     If any nominee should be unable to serve, proxies will be voted for a substitute nominated by the Board of Directors. Nominees receiving the highest number of votes cast for the positions to be filed will be elected.

AMENDMENT OF THE 1996 MANAGEMENT EQUITY INCENTIVE PLAN

     The Board of Directors believes that option grants are an important factor in enabling the Company to attract, retain and motivate its employees. Accordingly, on April 16, 1996, the Board of Directors adopted, and on May 21, 1996 the Shareholders approved, an employee share option plan known as the 1996 Management Equity Incentive Plan. The Plan provided for 300,000 Common Shares to be the subject of options which may be granted to employees. On May 20, 1997, the Shareholders approved an amendment to the Plan increasing the number of Common Shares in the Plan by 175,000. The Company, through its subsidiaries, presently has approximately 1,200 full and part-time employees.

     Approximately 45,000 Common Shares remain available for grant under the Plan without shareholder approval. The Board of Directors believes that additional options should be made available now for purposes of the Plan and desires to increase the number of Common Shares available for grant under the Plan by 250,000 shares.

     Options under the Plan for 283,500 Common Shares have been granted with an exercise price of $7.00 per share which, in all cases, was above the market value on the date of the grant. Additional options under the Plan for 147,500 Common Shares have been granted with an exercise price of $3.50 per share which was also above the market value on the date of the grant. To date, options for the following number of shares have been granted to current executive officers and groups: Christopher B. Hewett (President and Chief Executive Officer) - 150,000; Robert E. Schemer, Jr. (Executive Vice President) - 135,000; Pauline M. Krywanski (Vice President, Treasurer and Chief Financial Officer) - 20,000; James R. Saalfeld (Vice President, General Counsel and Secretary) - 37,500; all current executive officers as a group - 342,500; and all current employees, except executive officers, as a group - 88,500.

     The Plan provides that options may be granted either as incentive or nonqualified options. Options may be granted for varying periods of from one to ten years. Incentive options granted to employees who own 10% or more of the outstanding Common Shares must be for terms of five years or less and at an exercise price of 110% of the market value. Options do not become exercisable until at least one year from the date of grant. Thereafter, the right to exercise options vests at a schedule determined at the time of grant, which generally shall be at a rate of 20% per year. The right to exercise options is cumulative to the extent not utilized in prior periods. The Compensation Committee determines the exercise prices of all options granted. However, an incentive option must be granted with an exercise price at least equal to the market value of the Common Shares on the date of grant.

     No option will be transferable otherwise than by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order.

     There are no federal income tax consequences to either the Company or the recipient of an option upon the grant of an option or upon the exercise of an incentive option. If a person sells or otherwise disposes of shares acquired upon the exercise of an incentive option within one year of the date of exercise or within two years from the date of grant, the gain equal to the excess of the amount realized over the amount paid for the shares will be taxed as ordinary income. The Company will be entitled to an income tax deduction to the same extent. If the shares are held for more than one year following the date of exercise and two years from the date of grant, any gain realized thereafter will be taxed as a capital gain, in which case the Company will not be entitled to any deduction.

     A person exercising a non-qualified option will recognize ordinary income to the extent of the difference between the exercise price and the fair market value of the Common Shares on the date of exercise, and the Company will be entitled to a corresponding deduction. Upon any sale of such shares, the difference between the amount realized and the fair market value on the date of the exercise will be treated as a capital gain or loss.

     In the event of any changes in the outstanding Common Shares by way of a share dividend, split-up, recapitalization, combination or exchange, the number and class of Common Shares authorized for the Plan and the number and class of Common Shares and option price for each option which is outstanding shall be correspondingly adjusted by the Compensation Committee. The Committee shall also make appropriate adjustments to reflect any spin-off of assets, extraordinary dividends or other distributions to shareholders.

     In the event of the dissolution or liquidation of the Company or any merger, consolidation or combination in which the Company is not the surviving corporation or in which the outstanding Common Shares of the Company are converted into cash, other securities or other property, each outstanding option shall terminate as of a date fixed by the Compensation Committee, provided that not less than 20 days' written notice of the date of expiration shall be given to each holder of an option. Each such holder shall have the right during such period following notice to exercise the portion of the option which is vested at the time of such notice.

     The Compensation Committee, comprised of Messrs. Schermer, Sr. (Chairman), Garrabrant and Maggini, administers the Plan. Subject to the express provisions of the Plan, the Committee shall have the authority to establish the terms and conditions of options agreements, which need not be uniform.

     The Board of Directors recommends that Section 4.1 of the Plan be amended to increase the number of shares subject to options by 250,000 shares and, as so amended, Section 4.1 will read in its entirety as follows:

          4.1 The Shares that may be made subject to Options granted under the Plan shall not exceed 725,000 Shares in the aggregate. Except as provided in Section 4.2, upon lapse or termination of any Option for any reason without being completely exercised, the Shares which were subject to such Option may again be subject to other Options.

     All other terms and conditions of the Plan will remained unchanged.

     The affirmative vote of the holders of a majority of Common Shares voting on the matter at the Annual Meeting is required to approve the amendment to the Plan.

OTHER MATTERS

     Any other matters considered at the Annual Meeting which have properly come before the meeting, including adjournment of the meeting, will require the affirmative vote of a majority of shares voting.

VOTING BY PROXY

     All Proxy Cards properly signed will, unless a different choice is indicated, be voted "FOR" election of all nominees for director proposed by the Board of Directors, and "FOR" approval of an amendment to the 1996 Management Equity Incentive Plan increasing the number of Common Shares in the Plan by 250,000.

     If any other matters come before the Annual Meeting or any adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card.

SHAREHOLDER PROPOSALS

     Shareholders who desire to have proposals included in the Notice for the Annual Meeting to be held in 1999 must submit their proposals in writing to the Company, Attention: Secretary, at its offices on or before December 17, 1998.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

     The following is information concerning the current directors, executive officers and significant employees of the Company as of March 29, 1998:




                                                      Common Shares       Preferred Shares
                                                    Beneficially Owned    Beneficially Owned
                                                  ----------------------  ------------------
   Name and Age (1)            Position           Amount(2)   Percentage  Amount  Percentage
----------------------    ---------------------   ---------   ----------  ------  ----------

Robert E. Schermer, Sr.   Chairman of the Board      163,748       3.3%   20,000     14.5%
(3)(4)(5)(6)(7)           of Directors
            62

Christopher B. Hewett     President, Chief         1,646,937      32.5%   31,800     22.9%
(4)(5)(7)(8)(9)           Executive Officer
            39            and Director

Robert E. Schermer, Jr.   Executive Vice Presi-       57,972       1.1%   20,000     14.5%
(4)(7)(9)(10)             dent and Director
            39

Pauline M. Krywanski      Vice President,              2,000        *          0      --
(9)                       Treasurer & Chief
            37            Financial Officer

James R. Saalfeld         Vice President,             10,834        *      1,067       *
(7)(9)      31            Secretary and
            31            General Counsel

Ray E. Quada              Chief Operating              2,000        *          0      --
            53            Officer of Wendy's
                          of Michigan
Gary R. Garrabrant        Director                     6,538        *          0      --
(3)(5)(11)
            40

David S. Lundeen          Director                    49,074       1.0%   12,500     9.0%
(7)(11)
            36
Joseph L. Maggini         Director                    64,146       1.3%   10,000     7.2%
(3)(7)(12)
            58
Jerry L. Ruyan            Director                   228,396       4.6%        0      --
(11)
            51
All Current Directors,                             2,231,645      42.7%   95,367     68.9%
Executive Officers and
and Significant
Employees and as a
Group (10 persons)


(1)  Unless otherwise indicated, the persons named have sole voting and investment power and beneficial ownership of the securities.
(2)  Includes options held by all non-employee directors to acquire 6,000 Common Shares.
(3)  Compensation Committee Member
(4)  Executive Committee Member
(5)  Nominating Committee Member
(6)  Includes 2,000 shares held directly by Mr. Schermer, Sr.'s wife.
(7)  Includes  Common Shares  issuable  upon  conversion of Series A Convertible
     Preferred Stock which is immediately convertible.
(8)  See  description  of  Common  Share   ownership   contained  in  "Principal
     Shareholders" above.
(9)  Includes options exercisable for Mr. Hewett of 20,000 shares, Mr. Schermer,
     Jr. of 18,000 shares,  and Mr. Saalfeld of 5,500 shares;  and also includes options  exercisable  within 60 days for Mr. Hewett of 10,000  shares,  Mr.
     Schermer,  Jr. of 9,000  shares,  Mr.  Saalfeld  of 3,500  shares,  and Ms.
     Krywanski of 2,000 shares.
(10) Includes 600 shares held by Mr. Schermer,  Jr. as a custodian for his minor child.
(11) Audit Committee Member
(12) Includes  2,000 shares held by Mr.  Maggini  jointly  with his wife,  1,100 shares held  directly by his wife,  and 1,000  shares held  directly by his son.

* Less than 1%

     Robert E. Schermer, Sr. has been a director of the Company since January 25, 1996. He is currently Senior Vice President, Regional Manager for the State of Michigan and a member of the Board of Directors of Robert W. Baird & Co. Incorporated, an investment banking and securities brokerage firm headquartered in Milwaukee, Wisconsin. Mr. Schermer has held this position for more than five years. He is the father of Robert E. Schermer, Jr.

     Christopher B. Hewett has been President, Chief Executive Officer and a director of the Company since January 25, 1996. He has served as President of MCC since its inception in 1993. Mr. Hewett was Executive Vice President (1990 to 1991) and President (1991 to 1997) of Ocean Reef Club, Inc.,t an affiliate of American Financial Group Inc., which was the owner, developer and operator of the Ocean Reef Club, a 5,000 acre mixed-use residential resort community in Key Largo, Florida. In 1993, Ocean Reef Club, Inc. sold the Ocean Reef Club. Mr. Hewett is also a director of Frisch's Restaurants, Inc., which operates approximately 80 Big Boy Restaurants.

     Robert E. Schermer, Jr. has been Executive Vice President and a director of the Company since January 25, 1996. From January 25, 1996 until September 16, 1996, Mr. Schermer also served as Treasurer of the Company. Mr. Schermer has served as Executive Vice President of MCC since 1993. From 1989 until 1993, he was Executive Vice President of Landquest Ltd, a private investment partnership which financed and developed residential real estate and hotel investments. He is the son of Robert E. Schermer, Sr.

     Pauline M. Krywanski has been Vice President, Treasurer and Chief Financial Officer of the Company since May 20, 1997. From 1988 to 1997, Ms. Krywanski was with American Medical Response, a nationwide provider of healthcare transportation and a wholly-owned subsidiary of Laidlaw, Inc. Her most recent position with American Medical Response was Director of Financial Operations for the Midwest Region. Ms. Krywanski is a Certified Public Accountant.

     James R. Saalfeld has been Vice President, Secretary and General Counsel of the Company since March 20, 1996. From 1992 until 1996, Mr. Saalfeld was an attorney with Dykema Gossett PLLC, a Grand Rapids, Michigan law firm.

     Ray E. Quada has been the Chief Operating Officer of Wendy's of Michigan since its inception on January 30, 1998, and was the Chief Operating Officer of its predecessor since March 1990. From 1994 through 1997, Mr. Quada was a director of First Michigan Bank.

     Gary R. Garrabrant has been a director of the Company since October 24, 1996. Mr. Garrabrant is Executive Vice President of Equity Group Investments, Inc., a private investment company headquartered in Chicago, with significant real estate and corporate holdings. He joined Equity Group as a Senior Vice President in January 1996. Previously, Mr. Garrabrant was director of Sentinel Securities Corporation and co-founded Genesis Realty Capital Management, both of which were based in New York, and specialized in real estate securities investment management. From 1989 to 1994, he was associated with The Bankers Trust Company in New York. Mr. Garrabrant is also a director of Capital Trust, a real estate finance company based in New York.

     David S. Lundeen has been a director of the Company since January 25, 1996. Mr. Lundeen is presently a private investor. From 1995 to September 1997, he served as Executive Vice President and Chief Financial Officer of BSG Corporation, Austin, Texas, an information technology consulting company. From 1992 to 1995, Mr. Lundeen was President of Blockbuster Technology, a division of Blockbuster Entertainment. From 1990 to 1992, he worked for Blockbuster

Entertainment as Director of Mergers & Acquisitions and Corporate Finance. Prior to 1990, Mr. Lundeen was an investment banker at Drexel Burnham Lambert in New York City.

     Joseph L. Maggini has been a director of the Company since January 25, 1996. Since founding it in 1974, he has served as President and Chairman of the Board of the Magic Steel Corporation, Grand Rapids, Michigan, a steel service center.

     Jerry L. Ruyan has been a director of the Company since October 24, 1996. Since 1995, Mr. Ruyan has been a partner in Redwood Ventures, LLC, an investment/venture capital company located in Cincinnati, Ohio. Mr. Ruyan is also a founder of Cincinnati-based Meridian Diagnostics, Inc., which is engaged in the production of medical diagnostic products, and has been a member of its Board of Directors since 1977. Mr. Ruyan's other positions with Meridian Diagnostics, Inc. included Chief Executive Officer (1992 to 1995), and President and Chief Operating Officer (1986 to 1992). Mr. Ruyan is also a director of Frisch's Restaurants, Inc.

BOARD ACTIONS

     The Board of Directors met four times, and took action in writing on three occasions, during fiscal 1997.

     The Executive Committee, comprised of Messrs. Schermer, Sr. (Chairman), Hewett and Schermer, Jr., possesses and may exercise all of the powers of the Board of Directors in the management and control of the business of the Corporation to the extent permitted by law. The Executive Committee took action in writing on twelve occasions during fiscal 1997.

     The Audit Committee, comprised of Messrs. Garrabrant (Chairman), Lundeen and Ruyan, all of whom are non-employee directors, reviews the audit reports submitted by the Company's independent accountants, reviews the Company's internal accounting operations, and recommends the employment of the Company's independent accountants. The Audit Committee met once during fiscal 1997.

     The Compensation Committee, comprised of Messrs. Schermer, Sr. (Chairman), Garrabrant and Maggini, all of whom are non-employee directors, establishes the Company's general compensation policies, recommends and establishes the compensation and incentives awards for management, and administers the 1996 Management Equity Incentive Plan, the 1996 Directors' Share Option Plan, the Directors' Compensation Plan and the Employee Share Purchase Plan. The Compensation Committee met once, and took action in writing on four occasions, during fiscal 1997.

     The Nominating Committee, comprised of Messrs. Schermer, Sr. (Chairman), Hewett and Ruyan, evaluates and recommends to the Board of Directors individuals to be nominated by the Company to stand for election or reelection at any shareholder meeting and to fill interim vacancies on the Board of Directors. The Nominating Committee did not meet during fiscal 1997.

     Directors who are not employed by the Company receive a retainer of $1,000 for each meeting of the Board of Directors attended, and $500 for each committee meeting attended. These fees are reduced by 50% if participation is by telephone. Compensation is paid by the Company quarterly in arrears, in the form of Company Common Shares which are priced at not less than $7.00 per share. Each non-employee director is granted an option for 5,000 shares upon initial election and another option for 1,000 shares upon each subsequent election. The exercise price of options granted pursuant to the Directors' Compensation Plan is the last closing sale price reported on the date of grant. Directors who are employees of the Company are not separately compensated for serving as directors.

     In fiscal 1997, each incumbent director attended all of the meetings of the Board of Directors and the committees on which the director served, except for Mr. Lundeen who was absent for two Board meetings.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than ten percent of the Company's Common Shares to file reports of ownership with the SEC and to furnish the Company with copies of these reports. Based solely upon its review of reports received by it, or upon written representation from certain reporting persons that no reports were required, the Company believes that during fiscal 1997 all filing requirements were met, except for Mr. Maggini's late reporting of the purchase of 1,000 Common Shares by his son, which transaction was reported on his Form 5 upon discovery of this omission.

EXECUTIVE COMPENSATION

     The following table sets forth information regarding compensation paid by the Company to its Chief Executive Officer and executive officers or significant employees earning in excess of $100,000 in fiscal 1997:



                           Summary Compensation Table

                                   Annual Compensation   Long-Term Compensation
                                   -------------------- ------------------------
                                                        Securities
                                                        Underlying    All Other
Name and Principal Position  Year  Salary      Bonus    Options     Compensation
---------------------------  ----  --------  ---------- ----------  ------------
Christopher B. Hewett (1)    1997  $157,500  $ 37,500     50,000        --
President and Chief          1996  $127,735  $110,000(2)  50,000        --
Executive Officer            1995       --        --        --          --

Robert E. Schermer, Jr. (1)  1997  $157,500  $ 17,500     45,000        --
Executive Vice President     1996  $114,961  $100,000(2)  45,000        --
                             1995       --        --        --          --

Ray E. Quada                 1997  $105,666  $ 20,707(3)    --          --
Chief Operating Officer      1996       --        --        --          --
Wendy's of Michigan          1995       --        --        --          --


(1) MCC acquired majority control of the Company on January 25, 1996 and Messrs. Hewett and Schermer, Jr. assumed their positions as officers on that date.
(2) Represents Series A Convertible Preferred Stock which Messrs. Hewett and Schermer, Jr. elected to receive in lieu of a year-end cash bonus.
(3)  Includes 2,000 shares of Meritage Common Stock valued at $10,000.

STOCK OPTIONS

     The following tables contain information concerning the grant of stock options to the executives and employees identified in the Summary Compensation Table and the appreciation of such options:

                          OPTION GRANTS IN FISCAL 1997


                                                                                      Potential Realizable Value
                                                                                       at Assumed Annual Rates
                         Number of    % of Total                                            of Stock Price
                        Securities      Options                                            Appreciation for
                        Underlying    Granted to                                             Option Term
                         Options    Employees in    Exercise Price                    --------------------------
        Name             Granted     Fiscal 1997    ($ per share)    Expiration Date     5%                10%
----------------------  ---------   ------------    --------------   ---------------  -------           --------
Christopher B. Hewett    50,000         37.5 %         $7.00            12/1/2006     $98,000           $363,500
Robert E. Schermer, Jr.  45,000         33.7 %         $7.00            12/1/2006     $88,200           $327,150



         FISCAL 1997 OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES




                                                            Number of Securities       Value of Unexercised
                                                           Underlying Unexercised      In-the-Money Options
                        Shares Acquired                   Options at Fiscal Year End   at Fiscal Year End
         Name            on Exercise     Value Realized   Exercisable/Unexercisable  Exercisable/Unexercisable
----------------------- ---------------  --------------   -------------------------- -------------------------

Christopher B. Hewett        ---             ---              10,000/90,000                  $0/$0 (1)
Robert E. Schermer, Jr.      ---             ---               9,000/81,000                  $0/$0 (1)



(1) The Compensation Committee established the exercise price as $7.00 per share. Because the stock at fiscal year end was trading for less than $7.00 per share, no value for the options is shown.

                     REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee establishes compensation for executive officers by setting salaries, establishing bonus ranges, making bonus awards and granting stock options on an annual basis. The Committee believes it is important to provide competitive levels of compensation that will enable the Company to attract and retain the most qualified executives and to provide incentive plans that emphasize stock ownership, thereby aligning the interests of management with the shareholders of the Company.

     At a meeting held on January 10, 1997, the Committee established base salaries and bonus ranges for the Company's executive officers for fiscal 1997. Each executive officer's bonus range represented a specific percentage of that officer's base salary. The salaries and bonus ranges were not tied to any specific or quantifiable performance objectives. Instead, the salaries and bonus ranges were based on the Committee's subjective judgment of each executive officer's (i) performance, (ii) level of responsibility, (iii) potential for continued employment, (iv) duties for the upcoming fiscal year, and (v) contribution in conjunction with the Company's accomplishments during the past year. The Committee took into account the recommendations of the President and Chief Executive Officer in establishing the salaries and bonus ranges for executive officers other than himself.

     Mr. Hewett's salary and bonus range, as President and Chief Executive Officer, was determined s separately but in the same manner as all other executives officers of the Company (but without Mr. Hewett's participation).

     The Committee also authorized a grant of options to the executive officers under the 1996 Management Equity Incentive Plan as follows (amounts indicate number of shares underlying the options granted): Mr. Hewett: 50,000 shares; Mr. Schermer, Jr.: 45,000 shares, Ms. Krywanski: 10,000 shares, and Mr. Saalfeld:
10,000 shares. The options granted to the officers have an exercise price of $7.00 per share, vest over a five-year period at a rate of 20% per year commencing with the first anniversary of the grant date, and expire ten years from the grant date.

     The salaries established, bonuses awarded and options granted by the Committee to the executive officers in fiscal 1997 were ratified by the entire Board of Directors. All salaries and bonuses were fully deductible for federal income tax purposes for 1997.

                                   Compensation  Committee of the
                                   Board of Directors



                                   Robert E.  Schermer,  Sr.,  Chairman
                                   Gary R.  Garrabrant
                                   Joseph L.  Maggini

CORPORATE  PERFORMANCE  GRAPH

     The following graph demonstrates the yearly percentage change in Meritage's cumulative total e shareholder return on its Common Shares (as measured by dividing (i) the sum of (a) the cumulative e amount of dividends, assuming dividend reinvestment during the periods presented, plus (b) the e difference between Meritage's share price at the beginning and end of the periods presented; by (ii) e the share price at the beginning of the periods presented) from October 18, 1995 through November 30, 1997, with the cumulative total return on the S & P Restaurants Index, the S & P Lodging-Hotels Index and the S & P 500 Index. Because the Company's stock price was not published from May 1989 through October 18, 1995, the graph does not reflect cumulative shareholder return prior to October 18, 1995. The comparison assumes $100 was invested on October 18, 1995 in the Company's Common Shares and in each of the indexes presented.

     The Company added the S & P Restaurants Index to its performance graph for fiscal 1997 due to the fact that, throughout fiscal 1997, the Company owned a majority of the entity that operated 25 "Wendy's Old Fashioned Hamburgers" restaurants throughout Western and Southern Michigan.

                      COMPARISON OF CUMULATIVE TOTAL RETURN

                             Meritage
 Measurement Period        Hospitality   S&P Lodging-
(Fiscal Year Covered)       Group Inc.      Hotels     S&P 500   S&P Restaurants
---------------------      ------------  ------------  -------   ---------------

Measurement Pt.-10/18/95     $100           $100         $100         $100
      11/30/95                 90             96          104          114
      11/30/96                 94            124          133          118
      11/30/97                 39            164          171          124

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Management believes that the following transactions were on terms no less favorable to the Company than those that could be obtained from unaffiliated parties.

     At November 30, 1997, MCC (which is owned by Messrs. Hewett and Schermer, Jr.) owed the Company $9,750,000 pursuant to a secured, non-interest bearing note in the original amount of $10,500,000 issued to the Company in payment for 1,500,000 Common Shares. The note was analyzed by Roney & Co., a nationally recognized investment banking firm, as part of its review in delivering a fairness opinion in 1996 regarding this transaction.

     In March 1997, the Company borrowed $750,000 from Robert E. Schermer, Sr. The note is unsecured and requires monthly payments of interest only at prime plus 8% provided the Company is not in default under its loan agreement with its long-term lender, Great American Life Insurance Company ("GALIC"). Unpaid principal and accrued interest must be paid 91 days after the long-term indebtedness is paid off. Effective October 1, 1997, the Company obtained a moratorium on payments due in the last three months of 1997 on its long-term indebtedness with GALIC. Based on the terms of the loan agreement, the principal and interest payment moratorium extended to the payments due on the note payable to Mr. Schermer, and were added to the outstanding principal balance of the loan. The loan had an outstanding principal balance of $770,767 as of November 30, 1997.

     In January and May 1997, the Board of Directors authorized agreements whereby MCC, its principals and its subsidiary, will be indemnified by the Company and its applicable subsidiaries for any losses or expenses that they may incur as guarantors of the Company's obligations to (i) its primary financing institutions and (ii) its past and present franchisors.

     In May 1997, the Company and its subsidiary indemnified MCC Food Service Inc. (a wholly-owned subsidiary of MCC) upon its appointment as general partner of the now dissolved Wendy's of West Michigan Limited Partnership (the "Dissolved Partnership"). MCC Food Service and the Company agreed that MCC Food Service would be entitled to receive the Partnership Administration Fee of $160,000 per year provided, however, that the Company shall hold this fee and not remit it to MCC Food Service until such time as certain portions of the Company's long-term indebtedness with GALIC is repaid or GALIC agrees that the fee should be released to MCC Food Service. Also, the Company's subsidiary indemnified Ray E. Quada, the President of MCC Food Service, regarding the removal and replacement of the former general partner of the Dissolved Partnership.

     While former Board of Director member Raymond A. Weigel, III served as a director of the Company (until May 20, 1997), he was also a shareholder of the former general partner of the Dissolved Partnership. During fiscal 1997, the Dissolved Partnership paid management fees to the former general partner of approximately $75,000. In addition, the former general partner also served as general partner of a limited partnership that leased property to the Dissolved Partnership for use in its restaurant operations. During the period in fiscal 1997 that Mr. Weigel served as a director of the Company, the Dissolved Partnership made lease payments of approximately $205,000 to this entity affiliated with Mr. Weigel.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None.

OTHER MATTERS

     Meritage is not aware of any other matters to be presented at the Annual Meeting other than those specified in the Notice.


                                      By Order of the Board of Directors,

                                      /s/  James R. Saalfeld
                                      -----------------------------------
                                      James R. Saalfeld
                                      Secretary


April 13, 1998

                                MERITAGE HOSPITALITY GROUP INC.


 PROXY    The  undersigned   hereby   appoints  ROBERT  E.  SCHERMER,   SR.  and
  FOR CHRISTOPHER B. HEWETT, or either of them, proxies of the undersigned, ANNUAL each with the power of substitution, to vote all shares of Common
MEETING Stock which the undersigned would be entitled to vote on the matters specified below and in their discretion with respect to such other business as may properly come before the Annual Meeting of Shareholders of Meritage Hospitality Group Inc. to be held on May 19, 1998 at 10:00 a.m. Eastern Time at the Thomas Edison Inn, 500 Thomas Edison Parkway, Port Huron, Michigan or any adjournment of such Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING
          PROPOSALS:


          1. Authority to elect as directors the seven (7) nominees listed below.

               FOR _______                          WITHHOLD AUTHORITY _______

               GARY R. GARRABRANT, CHRISTOPHER B. HEWETT, DAVID S. LUNDEEN, JOSEPH L. MAGGINI, JERRY L. RUYAN, ROBERT E. SCHERMER, SR. AND ROBERT E. SCHERMER, JR.

               WRITE THE NAME OF ANY NOMINEE(S) FOR WHOM AUTHORITY TO VOTE IS WITHHELD

               -----------------------------------------------------------------

          2. Amendment of the 1996 Management Equity Incentive Plan increasing the number of shares of Common Stock in the Plan by 250,000.

               FOR _______           AGAINST _______            ABSTAIN _______

               THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.


        (This proxy is continued and is to be signed on the reverse side)

                                        Date                , 1998
                                            ----------------

                                        ----------------------------------------

                                        ----------------------------------------
                                        (Important:   Please  sign   exactly
                                         as  name   appears   hereon
                                         indicating,  where proper,  official
                                         position or  representative capacity.
                                         In the case of joint holders, all
                                         should sign.)




           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS